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EXHIBIT 5.1
December 1, 2011

Comverge, Inc.
5390 Triangle Parkway, Suite 300
Norcross, GA 30092

Ladies and Gentlemen:

We have acted as special counsel to Comverge, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of (i) shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $10.0 million (the “Purchase Shares”) and (ii) 144,927 shares of its common stock, par value $0.001 per share (the “Commitment Shares,” and together with the Purchase Shares, the “Shares”) pursuant to (i) its Registration Statement on Form S-3 (Registration No. 333-161400) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on November 10, 2009, and (ii) the related prospectus dated November 10, 2009, as supplemented by the prospectus supplement relating to the sale of the Shares dated December 1, 2011 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b) under the Act.  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (the “Form 8-K”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than is expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Fifth Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as amended to date; (ii) the Common Stock Purchase Agreement dated November 29, 2011 by and between the Company and Aspire Capital Fund, LLC (the “Purchase Agreement”); (iii) the Registration Statement and the Prospectus and (iv) corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.  In giving this opinion, with your consent, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof, and that all information submitted to us is accurate and complete.  We have also assumed that all Shares will be offered and sold in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the Purchase Agreement.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment of the purchase price therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

This opinion is for your benefit in connection with the Registration Statement and Prospectus, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8-K and consent to the references to our Firm under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.